                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


PARENT
------

Jefferson Savings Bancorp, Inc.

                                                STATE OR OTHER
                                                JURISDICTION OF    PERCENTAGE
SUBSIDIARIES (1)                                 INCORPORATION      OWNERSHIP
----------------                                ---------------    -----------
Jefferson Savings and Loan Association, F.A.    United States         100%
First Federal Savings Bank of North Texas       United States         100%
Jefferson Acquisition Co.                       Missouri              100%


SUBSIDIARIES OF JEFFERSON SAVINGS
  AND LOAN ASSOCIATION, F.A.
---------------------------------

J.S. Services, Inc.                             Missouri              100%
JS&L Realty, Inc.                               Missouri              100%
J.S. Services of Florida, Inc.                  Florida               100%
Jefferson Financial Corporation                 Texas                 100%

SUBSIDIARIES OF FIRST FEDERAL
   SAVINGS BANK OF NORTH TEXAS
 ------------------------------

First Service Corporation, Inc.                 Texas                 100%
North Texas Financial Services, Inc.            Texas                 100%

_____________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report on Form 10-K.